Exhibit 107

Filing Fee Table

          S-1

(Form Type)

     Aeluma, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit ($)		Proposed Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Common Stock, par value $0.0001 per share(2)	Rule 457(o)	—	—		$8,695,650	$0.00015310		$1,331.30
	Equity	Underwriter Warrant to purchase shares of common stock(3)(4)	Rule 457(g)	—	—		—	—		—
	Equity	Common Stock, par value $0.0001 per share underlying Underwriter Warrant(3)	Rule 457(g) and Rule 457(o)	—	—		$499,998.44	$0.00015310		$76.55
	Debt convertible into equity	Convertible Notes(4)	Rule 457(g)	—	—		—	—		—
	Equity	Common Stock underlying Convertible Notes	Rule 457(g)	898,573	3.50	(5)	$3,145,005.50	$0.00015310		$481.50
	Total Offering Amounts						$12,340,653.94	$0.00015310		$1,889.35
	Total Fees Previously Paid									$642.25
	Total Fee Offset								$
	Net Fee Due									$1,247.10

(1)	In accordance with Rule 416(a), the Registrant is also registering an indeterminate number of additional shares of ordinary shares that shall be issuable pursuant to Rule 416 to prevent dilution resulting from share splits, share dividends or similar transactions.

(2)	The registration fee for securities is based on an estimate of the Proposed Maximum Aggregate Offering Price of the securities, assuming the sale of the shares of common stock based on an assumed initial public offering price of $6.25 per share, which is the high-end of the offer price range set forth on the cover of this prospectus, and such estimate is solely for the purpose of calculating the registration fee pursuant to Rule 457(o).

(3)

The Underwriter’s Warrant entitles the holder to purchase 5% of the shares of common stock sold in this offering at a per share exercise price equal to 115% of the public offering price. As estimated solely for the purpose of recalculating the registration fee pursuant to Rule 457(o), the Proposed Maximum Aggregate Offering Price of the Underwriter’s Warrant is $499,998.44, which is determined by multiplying 69,565 shares of common stock (5% of 1,391,304 shares) by $7.1875 (115% of the Proposed Maximum Aggregate Offering Price).

(4)	No separate registration fee is required pursuant to Rule 457(g).

(5)	Based on a Ceiling Price of $3.50 per share as per the terms of the Notes.